UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2019

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Main Street Capital Corporation (“Main Street”) Board of Directors (the “Board”) appointed Jesse E. Morris as Executive Vice President and Chief Operating Officer effective July 29, 2019.

Mr. Morris, age 51, previously served in various roles of increasing responsibility with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, including most recently as Executive Vice President — Finance and President — Infrastructure Solutions from 2018 until July 2019.  In this position, he oversaw the accounting, treasury, tax and financial planning and analysis activities and led Quanta’s public-private partnership (P3) concession and private infrastructure investment activities.  He previously served as Quanta’s Executive Vice President — Corporate Development from 2014 to 2018.  Prior to joining Quanta, Mr. Morris served in various financial and accounting positions of increasing responsibility with Sysco Corporation (NYSE: SYY), a global distributor of food and related products primarily to the foodservice or food-away-from-home industry, from 2002 through 2013, including as Vice President and Chief Financial Officer — Foodservice Operations and Vice President of Finance and Chief Financial Officer — Broadline Operations. His responsibilities in those positions at Sysco included the oversight of financial and accounting matters for field operations and corporate financial planning and analysis matters.  Mr. Morris began his career as a certified public accountant with Arthur Andersen where he advanced to experienced audit manager.

On July 29, 2019, Mr. Morris was granted 35,950 shares of restricted stock pursuant to Main Street’s 2015 Equity and Incentive Plan (the “Plan”), which vest in four equal installments on April 1, 2020 and the next three anniversaries thereof, in each case subject to Mr. Morris’ continued employment. The grant is subject to the terms and conditions of the Plan and the related restricted stock award agreement, which Plan and form of stock award agreement have been filed with Main Street’s Registration Statement on Form S-8 (Reg. No. 333-203893) filed with the Securities and Exchange Commission on May 5, 2015 and are incorporated herein in their entirety by reference.

There is no arrangement or understanding between Mr. Morris and any other persons pursuant to which he was appointed Executive Vice President and Chief Operating Officer of Main Street.  There are no current or proposed transactions between Main Street and Mr. Morris or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: August 2, 2019	By:	/s/ Jason B. Beauvais
		Name:	Jason B. Beauvais
		Title:	General Counsel